8X8, INC.
AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN
The following constitute the provisions of the 1996 Employee Stock Purchase Plan of 8x8, Inc., as restated by the Board on January 28, 2020 (the “Restatement Date”), effective for Purchase Periods beginning on and after August 10, 2020 (the “Effective Date”), and subsequently amended by the Board on May 4, 2020, and approved by the stockholders on August 10, 2020.
For the avoidance of doubt, the 1996 Employee Stock Purchase Plan of 8x8, Inc., as amended and restated effective May 23, 2017 shall continue in full force and effect as it applies to the Purchase Period that began on February 1, 2020.
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. Except as otherwise provided in Section 13(b) of the Plan, it is the intention of the Company to have the Offerings under the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.
2.Definitions.
(a)     “Administrator” shall mean the Board or a committee of members of the Board appointed by the Board to administer the Plan.
(b)    “Board” shall mean the Board of Directors of the Company.
(c)    “Common Stock” shall mean the common stock of the Company.
(d)    “Company” shall mean 8x8, Inc.
(e)    “Compensation” shall mean all base straight time gross earnings, commissions and standard incentive cash bonus compensation, exclusive of payments for overtime, shift premium, incentive payments, new hire bonuses, retention bonuses, and non-standard bonuses, and other compensation.
(f)    “Current Purchase Period” shall mean any Purchase Period which is scheduled to end in the current calendar year, as determined at the relevant time.
(g)    “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Administrator from time to time in its sole discretion as eligible to participate in Offerings under the Plan.
(h)    “Employee” shall mean any individual who is an employee of the Company or a Designated Subsidiary, as applicable, for tax purposes whose customary employment with the Company or applicable Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company (or applicable Designated Subsidiary). Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.
(i)    “Enrollment Date” shall mean the first day of each Offering Period.
(j)    “Exercise Date” shall mean the last day of each Purchase Period.

(k)    “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
i.If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;
ii.If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;
iii.In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
(l)    “New Exercise Date” shall mean the New Exercise Date set for Purchase Periods in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation in accordance with Section 18(c).
(m)    “Offering” shall mean the grant of options to purchase shares of Common Stock under the Plan to Employees of the Company and/or one or more Designated Subsidiaries.
(n)    “Offering Periods” shall mean the periods of approximately twelve (12) months during which an option granted pursuant to an Offering may be exercised, commencing on the first Trading Day on or after February 10 and August 10 of each year and terminating on the last Trading Day in the periods ending twelve (12) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan; provided, however, that the duration of an Offering Period shall not exceed twenty-seven (27) months. If an Offering Period is intended to include multiple Purchase Periods but the Fair Market Value of the Common Stock on an Exercise Date during such an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering, then that Offering Period shall automatically terminate after the purchases for such Exercise Date are completed and the participants in such Offering Period shall automatically be enrolled in the immediately following Offering as of the Enrollment Date thereof. Notwithstanding the foregoing, the first Offering Period that commences during the time period between the Restatement Date and the Effective Date (the “Transition Period”) will commence on the first Trading Day on or after February 1.
(o)    “Plan” shall mean this Amended and Restated 1996 Employee Stock Purchase Plan.
(p)    “Purchase Price” shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.
(q)    “Purchase Period” shall mean the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date; however the Purchase Period during the Transition Period shall end on July 31, 2020 and the next Purchase Period of the same Offering Period or any new Offering Period shall commence on August 10, 2020.
(r)    “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(s)    “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. For purposes of any Offering pursuant to Section 13(b) that is not intended to qualify under Section 423 of the Code, “Subsidiary” shall also include any entity (including any corporation, company or other vehicle organized under local law) of which at least fifty percent (50%) of the voting power is controlled by the Company or a Subsidiary.
(t)    “Trading Day” shall mean a day on which national stock exchanges are open for trading.
3.Eligibility.
(a)    Any Employee (as defined in Section 2(h)) who, as of the Enrollment Date for a given Offering, is employed by the Company (or a Designated Subsidiary approved by the Administrator to participate in such Offering) shall be eligible to participate in the Plan for that Offering.
(b)    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4.    Offerings. Unless otherwise determined by the Administrator, the Plan shall be implemented by consecutive, overlapping Offerings. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced at least two (2) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. After the Restatement Date, the Administrator shall have the power to establish the terms and conditions of each subsequent Offering including the participating entities (Company and or one or more Designated Subsidiaries), duration of the Offering Period (subject to the twenty-seven (27) month limit established in Section 2(n)), number and frequency of Purchase Periods, Purchase Price (provided that the Purchase Price shall not be lower than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower) and maximum shares available per eligible Employee (which may not exceed the amounts calculated by Section 6(d) and Section 7 hereof), in each case subject to compliance with the terms and conditions of the Plan (which may be incorporated by reference) and the requirements of Section 423 of the Code, including the requirement that all eligible Employees have the same rights and privileges. The Administrator shall specify the terms and conditions of each Offering prior to the commencement of the Offering, which terms and conditions need not be identical and shall be deemed incorporated by reference and made a part of the Plan.
5.    Participation.

(a)    An eligible Employee may become a participant in an Offering under the Plan by completing the enrollment process prior to the applicable Enrollment Date. The enrollment process for this purpose will be prescribed and communicated from time to time by the Company to eligible Employees.

(b)    Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
6.Payroll Deductions.
(a)    At the time a participant enrolls in an Offering, he or she shall elect to have payroll deductions made on each pay day during the Offering Period for that Offering in an amount not exceeding twenty percent (20%) of the Compensation which he or she receives on each pay day during the Offering Period. Notwithstanding the foregoing, this Section 6(a) and the Compensation definition in Section 2(e) shall only apply to the portion of the Offering Period that occurs on or following the Effective Date and all Offering Periods thereafter.
(b)    All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.
(c)    A participant may discontinue his or her participation in an Offering under the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Company an authorization to change the payroll deduction rate pursuant to the process prescribed by the Company from time to time. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period commencing after the Company's receipt of the new authorization unless the Company elects to process a given change in participation more quickly. Upon conclusion of an Offering in which a participant was participating, the participant’s enrollment terms and conditions shall automatically apply and the participant shall be enrolled in the next scheduled Offering, unless and until participation is terminated pursuant to Section 10 hereof.
(d)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at such time during any Current Purchase Period that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal twenty-one thousand, two hundred fifty dollars ($21,250) or at any time the limit set forth in Section 423(b)(8) of the Code is likely to be exceeded but for such decrease. Payroll deductions shall recommence at the rate previously elected by such participant at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.
(e)    At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the federal, state, or other tax withholding obligations of the participant’s employer (whether the Company or a Designated Subsidiary), if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the employer may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the employer to meet applicable withholding obligations, including any withholding required to make available to the employer any tax deductions or benefits attributable to participating in an Offering or sale or early disposition of Common Stock by the participant.
7.Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering shall be granted an option to purchase on each Exercise Date during such Offering (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of shares determined by dividing twenty-five thousand dollars ($25,000) by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof and in Code Section 423(b)(8). Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering.
8.Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.
9.Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option or shall cause an appropriate entry to be made in such participant's brokerage account reflecting the shares purchased.
10.Withdrawal; Termination of Employment.
(a)    A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving notice pursuant to the process prescribed and communicated by the Company from time to time. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering. If a participant withdraws from an Offering, payroll deductions shall not resume at the beginning of the succeeding Offering unless the participant completes the enrollment process again pursuant to Section 5.
(b)    Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option shall be automatically terminated.
(c)    A participant's withdrawal from an Offering shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offerings which commence after the participant’s withdrawal.
11.    Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
12.    Stock.
(a)    The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 3,000,000 shares plus that number of shares of the Company’s Common Stock previously approved and remaining available for issuance under the Plan as of August 10, 2020, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
(b)    The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.
(c)    Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.
13.    Administration.
(a)    The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding the appointment of a committee to serve as Administrator, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan.
(b)    After the Effective Date, the Administrator may initiate separate Offerings through sub plans (which need not qualify under Section 423 of the Code) for the purpose of (i) facilitating participation in the Plan by Employees of Designated Subsidiaries located outside of the United States in compliance with foreign laws and regulations without affecting the qualification of the remainder of the Plan under Section 423 of the Code, or (ii) qualifying an Offering under the Plan for preferred tax treatment under foreign tax laws (which sub plans, at the Administrator’s discretion, may provide for allocations of the authorized shares reserved for issue under the Plan as set forth in Section 12(a)). Any sub plan shall be subject to the Offering Period limit established in Section 2(n), the Purchase Price floor established in Section 4 and the overall share limit established in Section 12(a). The rules of such sub plans may take precedence over provisions of the Plan other than the foregoing requirements of Sections 2(n), 4 and 12(a) (including as to participating Designated Subsidiaries, eligible Employees, duration of the Offering Period (including Enrollment Dates), number and frequency of Purchase Periods, Purchase Price, currency exchange rates, and maximum shares available per eligible Employee), but unless otherwise superseded by the terms of such sub plan, the provisions of the Plan shall govern the operation of such sub plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Administrator shall have the power, in its discretion, to grant options in an Offering to eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering to Employees resident in the United States, subject to compliance with Section 423 of the Code.
14.    Designation of Beneficiary.
(a)    A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b)    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
15.Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering in accordance with Section 10 hereof.
16.Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
17.Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
18.Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)    Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the amount of the annual Plan share replenishment, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator.
(c)    Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offerings then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering as provided in Section 10 hereof.
19.    Amendment or Termination.

(a)    The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required. In addition, the Company shall not amend the Plan to extend the Offering Period limit established in Section 2(n) or to lower the Purchase Price floor established in Section 4, as applicable to any Offering(s) under the Plan or any sub plan established pursuant to Section 13(b), without obtaining stockholder approval.
(b)    Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
(c)    In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
i.altering the Purchase Price for any Offering including an Offering underway at the time of the change in Purchase Price;
ii.shortening any Offering Period so that Offering Period ends on a New Exercise Date, including an Offering Period underway at the time of the Administrator action; and
iii.allocating shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
20.Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
22.Information to Employees. The Company shall provide to each Employee who acquires shares pursuant to the Plan, not less frequently than annually during the period such individual owns such shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.